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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 24, 1997

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                           GAME FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          MINNESOTA                      0-23626                 41-1684452
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

                            13705 FIRST AVENUE NORTH
                        MINNEAPOLIS, MINNESOTA 55441-6114
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (612) 476-8500


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Item 5.  Other Events.

         On September 24, 1997, Game Financial Corporation (the "Company" or "Game") and Viad Corp ("Viad") announced the signing of a definitive agreement to merge in a tax-free stock-for-stock exchange (the "Merger"). In connection with the Merger, each outstanding share of the Company's common stock will be converted into a fraction of a share of Viad common stock equal to $10.75 divided by the average closing sale price of the Viad common stock. The Merger is subject to approval by the shareholders of Game, required regulatory filings and approvals, and treatment of the transaction as a pooling of interests for accounting purposes. Viad has the right to terminate the transaction if its average closing price is less than $17.20 per share. Game has the right to terminate the transaction if the average closing price of Viad common stock is more than $21.20 per share. The period for the average closing sale price of Viad common stock is the 30 trading days ending four business days prior to the effective time of the Merger. In connection with the Merger, certain shareholders of Game have entered into Irrevocable Proxy Agreements with Viad pursuant to which such shareholders have granted to Viad a proxy which will permit Viad to vote all of their shares in favor of the Merger. Attached hereto and incorporated herein by reference are the Company's press release relating to this event dated September 24, 1997, the Agreement and Plan of Merger by and between Game and Viad dated September 24, 1997 and certain related agreements.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

         2.1 Agreement and Plan of Merger dated September 24, 1997 by and among Viad Corp, Game Acquisition Corp. and Game Financial Corporation.

         10.1 Selling Shareholder's Agreement dated September 24, 1997 between Viad Corp and Gary A. Dachis.

         10.2 Irrevocable Proxy Agreement dated September 24, 1997 between Viad Corp and Gary A. Dachis.

         10.3 Irrevocable Proxy Agreement dated September 24, 1997 between Viad Corp and Bruce Dachis, Trustee of the Marnie J. Dachis Irrevocable Trust and the Loius A. Dachis Irrevocable Trust.

         10.4 Form of Irrevocable Proxy Agreement dated September 24, 1997 between Viad Corp and Significant Shareholders named in the Agreement and Plan of Merger.

         10.5 Stock Option Agreement dated September 24, 1997 by and between Viad Corp and Game Financial Corporation.

         99.1     Press Release dated September 24, 1997.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GAME FINANCIAL CORPORATION

Date: October 8, 1997

                                       /s/ Gary A. Dachis
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                                       Gary A. Dachis
                                       Chairman of the Board, Chief Executive
                                       Officer (Principal Executive Officer) and
                                       Director